                                                              EXHIBIT 11(b)




                         INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders of
AIM Investment Securities Funds:

We consent to the use of our report on AIM Limited Maturity Treasury Fund (a series of AIM Investment Securities Funds) dated August 22, 1997 included herein and to the reference to our firm under the heading "Audit Reports" in the Statement of Additional Information.


                                                       /s/ KPMG Peat Marwick LLP
                                                         KPMG Peat Marwick LLP


Houston, Texas
July 6, 1998